UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement.

On May 31, 2011, the consulting agreement between the company and Mr. John Nikkel, chairman of the company’s board of directors, ended.  Under the provisions of the agreement, Mr. Nikkel was paid $5,834.00 per month for consulting services.  Mr. Nikkel’s services were retained on a month-to-month basis until terminated.  It was mutually agreed upon by Mr. Nikkel and the company to end the agreement effective May 31, 2011.  There were no penalties associated with the termination of the agreement.  The foregoing description of the consulting agreement as in effect on the date of termination does not purport to be complete and is qualified in its entirety by reference to the copy of the agreement filed as Exhibit 10.1 to that Form 8-K filed by the company on July 6, 2010, which is incorporated by reference into this Item 1.02.

Information regarding Mr. Nikkel’s investments in the employee limited partnerships sponsored by the company each year is described in the company’s most recent proxy statement filed in connection with the company’s annual meeting of stockholders held on May 4, 2011.  That information is incorporated by reference into this Form 8-K.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: June 2, 2011	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel